EXHIBIT 10.1

April 25, 2006

Kinglake Resources Inc.
8720 Maple Grove Cres.
Burnaby, British Columbia
Canada V5A 4G5

Ladies and Gentlemen:

RE:     Kinglake Resources Inc.

Xuan Song holds in trust for Kinglake Resources Inc., a 100% undivided interest in the following claim:

Claim	Number of Units	Record Number	Expiration Date

202821	KRI	April 25, 2006	April 24, 2007

Xuan Song will deliver full title on demand to Kinglake Resources Inc. for as long as the claims are in good standing with the Province of British Columbia.

Yours truly,

______________________________
Xuan Song